Exhibit 99.1

                                                           FOR IMMEDIATE RELEASE


                         EARTHFIRST TECHNOLOGIES REPORTS
                    FINANCIAL RESULTS FOR FIRST QUARTER 2005

               Impact of EME Acquisition and Reorganization Reflected
                          In Significant Revenue Growth

            Company Also Announces New Executive Management Appointments

TAMPA, FL - (BUSINESS WIRE) - May 16, 2005 - EarthFirst Technologies, Incorporated (OTCBB:EFTI), a specialized holding company engaged in research, development and commercialization of technologies for the production of alternative fuel sources and the destruction and/or remediation of liquid and solid waste, and in supplying electrical contracting services internationally, today announced its first quarter results for the three month period ended March 31, 2005.

Financial Highlights for the Three Months Ended March 31, 2005 Compared to the Three Months Ended March 31, 2004:

      o Revenue for the quarter increased to $8,168,099 from $15,000 due to the acquisition of Electric Machinery Enterprises, Inc. (EME), which was consummated in the fourth quarter of 2004.

      o Operating Income for the quarter increased to $524,234 from an operating loss of $2,031,462.

      o The Company incurred a net loss of $4,553,637, or $.01 loss per basic and fully diluted share, compared to a net loss of $2,082,861, or $.01 loss per basic and fully diluted share. The loss includes the effects of a gain of $2,178,568 on the extinguishment of debt, offset by a series of non-cash charges largely attributable to the reorganization of EME and an $8.0 million convertible debt financing that was completed in the first quarter of 2005. Due to beneficial conversion features and options associated with this financing, a one time, non-cash charge in the amount of $6.6 million was recorded in the quarter. The amount is separately stated in the financial statements and is offset by an increase to paid-in capital. The net effect to stockholders equity is zero.

      o Stockholders equity increased to $16,817,848 from a deficit of $1,522,143.

      o The Company achieved cash flow from operations of $2,081,048, a 258% increase over cash flow from operations of $581,975 in the prior comparable period.

As of March 31, 2005, the Company had approximately $12.3 million in cash and receivables, working capital of $5.3 million, and total stockholders' equity of approximately $16.8 million.

EarthFirst also announced the appointment of Frank W. Barker, Jr., CPA as the Company's new Chief Financial Officer. Leon Toups' role has now been expanded to serve as EarthFirst's Chief Executive Officer, President and as a member of the Board of Directors. John Stanton will continue to serve as Chairman of the Board.

Prior to his appointment as CFO, Mr. Barker served as a finance/accounting consultant to EarthFirst. He brings over 25 years proven experience in public and private company tax and accounting, executive management, mergers and acquisitions, equity and debt financing, and SEC financial reporting and compliance in industries that have included construction, healthcare, retail, wholesale, manufacturing, professional services, non-profit, broadcast and communications.

Barker stated, "I'm very pleased and excited to accept the appointment as Chief Financial Officer of EarthFirst. Our entire team is delighted to be off to such a strong year and expect that subsequent quarter-over-quarter results will be just as impressive. The EME acquisition and reorganization has clearly strengthened EarthFirst's growth platform and reinforces our confidence that 2005 will indeed be a defining year for our Company."

 "With EME fully integrated into EarthFirst, we are now focusing on capitalizing on its renewed financial strength and industry expertise to grow rapidly," noted Toups. "Moreover, we are very excited about the prospects for growth we are seeing from our WESCO subsidiary and expect that it will play a significant role in helping EarthFirst to attain measurable increases in revenue and earnings over the coming quarters."

Concluding, Stanton added, "Our first quarter financial performance is a testament to the strength of our business plan and its execution. With a well established growth platform in place, experienced senior leadership in place, a robust pipeline of potential new business being pursued, and a strong balance sheet to support our expansion strategies, the future of EarthFirst has never looked brighter."

EarthFirst will host a teleconference Tuesday morning, May 17, 2005 beginning at 10:00 AM Eastern, and invites all interested parties to join management in a discussion regarding the Company's financial results, corporate progression and other meaningful developments. The conference call can be accessed via telephone by dialing toll free 1-800-218-8862. For those unable to participate at that time, a replay of the teleconference can be accessed by dialing 1-800-405-2236 and entering the pass code 11030163#. The replay will be available for 30 days.

About EarthFirst Technologies, Incorporated
EarthFirst Technologies, http://www.earthfirsttech.com, is dedicated to producing environmentally superior products from carbon-rich solid and liquid materials currently considered wastes. The Company has conducted more than five years of extensive development on advanced technologies to achieve this goal. Through its subsidiary Electric Machinery Enterprises, Inc., http://www.e-m-e.com, the Company provides electrical contracting services both as a prime contractor and as a subcontractor, electrical support for industrial and commercial buildings, power generation stations, and water and sewage plants in the US and abroad.


                           FINANCIAL CHARTS TO FOLLOW

             EARTHFIRST TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                       March 31,
                                                                          2005        December 31,
                                                                      (Unaudited)         2004
                                                                      ------------    ------------
ASSETS
Current assets:
  Cash                                                                $  6,639,765    $  1,482,383
  Accounts receivable - net                                              5,700,077       8,511,692
  Cost and estimated earnings in excess of
  billings on uncompleted contracts                                      1,236,719         986,269
  Inventory                                                              1,391,827       1,400,635
  Prepaid expenses and other current assets                                223,519          75,034
                                                                      ------------    ------------
   Total current assets                                                 15,191,907      12,456,013

Property and equipment, net                                              4,107,426       4,340,490
Investments - at cost                                                      300,000
Intangible assets                                                       15,323,152      15,323,152
Loan costs and discounts                                                   390,290
Other assets                                                               276,897         571,603
                                                                      ------------    ------------
                                                                      $ 35,589,672    $ 32,691,258
                                                                      ============    ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Current maturities of long term debt                               $     71,786    $    151,898
   Secured revolving note payable                                        2,600,000
   Secured convertible term note payable                                   600,000
   Liabilities subject to compromise                                                       500,000
   Liabilities not subject to compromise                                                 1,850,000
   Accounts payable and accrued expenses                                 4,804,583       6,111,140
   Billings in excess of cost and estimated
     earnings on uncompleted contracts                                   1,742,696       1,047,565
   Current maturities of notes payable, related parties                                    715,122
                                                                      ------------    ------------
   Total current liabilities                                             9,819,065      10,375,725
                                                                      ------------    ------------

Secured revolving note payable, non current                              1,000,000
Secured convertible term note payable, non current                       2,400,000
Liabilities subject to compromise - non current                          3,393,359       3,394,208
Liabilities not subject to compromise - non current                                      4,199,866
Other liabilities                                                          959,400       1,081,802
Notes payable, related parties, less current maturities                                  6,697,519
Long term debt, less current maturities                                                    120,785
                                                                      ------------    ------------
   Total liabilities                                                    17,571,824      25,869,905
Majority interest                                                        1,200,000       1,254,025
Commitments and contingencies                                                   --              --
Stockholders' equity:
  Common stock, par value $.0001, 500,000,000 shares authorized,
   491,413,360 shares and 301,770,150 shares issued and outstanding
   at March 31, 2005 and December 31, 2004                                  49,143          30,177
Additional paid-in capital                                              72,580,374      56,795,183
  Accumulated deficit                                                  (54,543,609)    (49,989,972)
                                                                      ------------    ------------
                                                                        18,085,908      (6,835,388)
  Less treasury stock (1,950,000 shares at cost)                        (1,268,060)     (1,268,060)
                                                                      ------------    ------------
     Total stockholders' equity:                                        16,817,848       5,567,328
                                                                      ------------    ------------

                                                                      $ 35,589,672    $ 32,691,258
                                                                      ============    ============

             EARTHFIRST TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               FOR THE THREE MONTHS ENDED MARCH 31, 2005 AND 2004
                                   (UNAUDITED)

                                                     Three Months Ended
                                                         March 31,
                                                    2005             2004
                                               -------------    -------------

Revenue                                        $   8,168,099    $       5,000
Cost of sales                                      6,247,451               --
                                               -------------    -------------
Gross profit                                       1,920,648           15,000

Selling, general and administrative expenses       1,203,087          137,915
Research and development expenses                    193,327        1,908,547
                                               -------------    -------------

Income (loss) from operations before
  reorganization item, income
  taxes and majority interest                        524,234       (2,031,462)

Other income (expense):
  Gain on extinguishment of debt, bankruptcy       2,178,568               --
  Loss on disposal of assets                          (3,031)
  Miscellaneous income                                33,294
  Interest expense - beneficial conversion        (6,600,000)
                                               -------------    -------------
Income (loss) before reorganization item,
  income taxes and majority interest              (3,946,365)      (2,082,861)

Reorganization item, professional
  fees related to bankruptcy and
  pursuit of claims                                 (323,661)
                                               -------------    -------------
Loss before income taxes
  and majority interest                           (4,270,026)      (2,082,861)

Income tax benefit
                                               -------------    -------------
Loss before majority interest                     (4,270,026)      (2,082,861)
  majority interest                                 (145,975)      (         )
                                               -------------    -------------

Loss from continuing operations                   (4,416,001)      (2,082,861)


Loss on disposal of discontinued operations         (137,636)
                                               -------------    -------------

Net Loss                                       ($  4,553,637)   ($  2,082,861)
                                               =============    =============


Net Loss per common share                      ($        .01)   ($        .01)
                                               =============    =============

Weighted average shares outstanding              379,734,581      227,479,823
                                               =============    =============

             EARTHFIRST TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
               FOR THE THREE MONTHS ENDED MARCH 31, 2005 AND 2004
                                   (UNAUDITED)


                                                           2005             2004
                                                      -------------    -------------
Cash flows from operating activities:
   Net income (loss)                                  $  (4,553,637)   $  (2,082,861)
   Adjustments to reconcile net loss to
     net cash flows from operating activities:
      Expenses funded through stock issuance                               1,800,000
      Beneficial conversion                               6,600,000
      Depreciation                                           77,342            2,245
      Gain on cancellation of debt                       (2,178,568)
      Loss on disposal of discontinued operations           137,636
      Loss on  disposal  of assets                           18,086
   Increase  (decrease)  in cash due to changes in:
     Current assets                                       2,716,194
     Current liabilities                                   (736,005)         862,591
                                                      -------------    -------------
Net cash flows from operating activities                  2,081,048          581,975
                                                      -------------    -------------

Cash flows from investing activities:
   Acquisition of property and equipment                                  (1,635,000)
   Purchase of marketable securities                       (300,000)
                                                      -------------    -------------
Net cash flows from investing activities                   (300,000)      (1,635,000)
                                                      -------------    -------------

Cash flows from financing activities:
   Proceeds from note payable, related party              1,791,516        1,049,496
   Repayment of long-term debt                           (2,896,077)
   Proceeds from Laurus credit facility                   4,480,895
                                                      -------------    -------------
Net cash flows from financing activities                  3,376,334        1,049,496
                                                      -------------    -------------

Increase (decrease) in cash                               5,157,382           (3,529)
Cash, beginning of period                                 1,482,383            3,529
                                                      -------------    -------------

Cash, end of period                                   $   6,639,765    $          --
                                                      =============    =============


Supplemental schedule of non-cash financing and investing activities:

During 2005, the Company:

      o Converted $9,204,157 of related party debt to 189,643,210 shares of common stock
      o Loan costs of $390,290 funded through proceeds of Laurus credit facility
      o Retired secured creditor in the amount of $1,676,967 through proceeds of Laurus credit facility
      o Reduced accounts payable in the amount of $51,848 through proceeds of Laurus credit facility

During 2004, the Company:

      o Converted $3,934,010 of related party debt to 49,175,125 shares of common stock
      o Converted $1,400,000 of related party debt to 10,000,001 shares of common stock
      o Issued 15,000,000 shares of common stock in acquisition of the remaining 30% interest in a joint venture, the principal asset of which consisted of approximately $1,800,000 of in progress research and development, which is required to be expensed immediately.
      o Issued 40,000,000 shares of common stock in exchange for the stock of Electric Machinery Enterprises, Inc. having net assets as follows:

            Cash                                             $  3,174,317
            Accounts receivable and other assets               11,460,476
            Property and equipment                              2,023,364
            Other assets                                          390,289
            Value of goodwill associated with acquisition      15,323,152
            Accounts payable and other current liabilities     (6,540,682)
            Related party borrowings                           (4,199,926)
            Liabilities subject to compromise                 (14,540,195)
            Majority interest in Cayman joint venture            (823,795)
                                                             ------------

            Value of common stock issued                     $  6,267,000
                                                             ------------


Investors are cautioned that certain statements contained in this document as well as some statements in periodic press releases and some oral statement of EFTI officials are "Forward-Looking Statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). Forward-looking statements include statements which are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "believes," "anticipates," "intends," "plans," "expects," and similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future EFTI actions, which may be provided by management, are also forward-looking statements as defined by the Act. Forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance or achievements of the Company to materially differ from any future results, performance, or achievements expressed or implied by such forward-looking statements and to vary significantly from reporting period to reporting period. Although management believes that the assumptions made and expectations reflected in the forward-looking statements are reasonable, there is no assurance that the underlying assumptions will, in fact, prove to be correct or that actual future results will not be different from the expectations expressed in this report. These statements are not guarantees of future performance and EFTI has no specific intention to update these statements.

                      FOR MORE INFORMATION, PLEASE CONTACT
                    Elite Financial Communications Group, LLC
         Stephanie Noiseux at 407-585-1080 or via email at efti@efcg.net